One of the industry's largest goodwill litigation claims $785 million of original supervisory goodwill created (LISB = $625 million, Fidelity NY = $160 million) $635 million of supervisory goodwill written off (LISB = $500 million, Fidelity NY = $135 million) U.S. Court of Federal Claims awarded AF damages of $436 million on September 15, 2005 in the LISB case - Award likely to be appealed by government Goodwill Claim Update